Exhibit (i)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Access One Trust of our report dated February 27, 2018, relating to the financial statements and financial highlights, which appears in Access VP High Yield Fund’s Annual Report on Form N-CSR for the year ended December 31, 2017. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm”, and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Baltimore, Maryland
April 27, 2018